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[DELOITTE & TOUCHE LLP LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-69844 of The Cato Corporation Employee Stock Purchase Plan on Form S-8 of our report dated November 21, 1997, appearing in this Annual Report on Form 11-K of The Cato Corporation Employee Stock Purchase Plan for the year ended September 30, 1997.




/s/ Deloitte & Touche LLP

December 15, 1997